EXHIBIT 24

DIRECTORS AND OFFICERS OF

PARKER-HANNIFIN CORPORATION

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Parker-Hannifin Corporation, an Ohio corporation (the “Company”), hereby (1) constitutes and appoints Donald E. Washkewicz, Timothy K. Pistell and Thomas A. Piraino, Jr., collectively and individually, as his or her agents and attorneys-in-fact with full power of substitution and resubstitution to (a) sign and file on his or her behalf and in his or her name, place and stead in any and all capacities (i) a Registration Statement on Form S-8 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of up to 6,000,000 additional shares of the Company’s Common Stock, par value $.50 per share, for issuance under the Company’s 1993 Stock Incentive Program, (ii) any and all amendments, including post-effective amendments, and exhibits to the Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement and (b) do and perform any and all other acts and deeds whatsoever that may be necessary or required in the premises and (2) ratifies and approves any and all actions that may be taken pursuant hereto by any of the above-named agents and attorneys-in-fact or their substitutes.

IN WITNESS WHEREOF, the undersigned directors and officers of the Company have hereunto set their hands this 17th day of July, 2003.

/S/ DUANE E. COLLINS	/S/ GIULIO MAZZALUPI
Duane E. Collins, Chairman of the Board	Giulio Mazzalupi, Director

/S/ D. E. WASHKEWICZ	/S/ K. P. MÜLLER
Donald E. Washkewicz, Chief Executive Officer and Director	Klaus-Peter Müller, Director

/S/ T. K. PISTELL	/S/ CANDY M. OBOURN
Timothy K. Pistell, Principal Financial Officer	Candy M. Obourn, Director

/S/ DANA A. DENNIS	/S/ HECTOR R. ORTINO
Dana A. Dennis, Principal Accounting Officer	Hector R. Ortino, Director

/S/ JOHN G. BREEN	/S/ ALLAN L. RAYFIELD
John G. Breen, Director	Allan L. Rayfield, Director

/S/ W. E. KASSLING	/S/ WOLFGANG R. SCHMITT
William E. Kassling, Director	Wolfgang R. Schmitt, Director

/S/ R. J. KOHLHEPP	/S/ DEBRA L. STARNES
Robert J. Kohlhepp, Director	Debra L. Starnes, Director

/S/ PETER W. LIKINS	/S/ D. W. SULLIVAN
Peter W. Likins, Director	Dennis W. Sullivan, Director